UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2012

DayStar Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34052	84-1390053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33556 Alvarado Niles Road

Union City, California 94587-1010

(Address of Principal Executive Offices) (Zip Code)

(408) 582-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 26, 2012 the Company commenced a Special Meeting of Stockholders. At the Special Meeting the Company’s stockholders approved an amendment of the Company’s Certificate of Incorporation to give the Board of Directors authorization, at any time up to 120 days following this stockholder approval, to effect a Reverse Stock Split of the Company’s common stock at a ratio of 1-for-7 and maintain the current authorized number of shares of the Company’s common stock at 120 million. The voting results on this matter were as follows: 4,918,734 voted for, 738,574 voted against, and there were 24,328 abstentions.

No other proposals were voted on at the Special Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: March 28, 2012	By	/s/ Christopher T. Lail
Christopher T. Lail
Chief Financial Officer